                                                                    EXHIBIT 99.1


                                                                 [WILLIAMS LOGO]


NEWS RELEASE

NYSE: WMB

--------------------------------------------------------------------------------

DATE:    Dec. 21, 2001

CONTACT: Kerry Malone                       Rick Rodekohr                      Richard George
         Williams (media relations)         Williams (investor relations)      Williams (investor relations)
         (918) 573-2110                     (918) 573-2087                     (918) 573-3679
         kerry.malone@williams.com          rick.rodekohr@williams.com         richard.george@williams.com
                                            --------------------------         ---------------------------

RATINGS AGENCIES REAFFIRM WILLIAMS' INVESTMENT-GRADE CREDIT

         TULSA, Okla. - Williams (NYSE:WMB) today announced that international rating agencies Fitch, Inc., Standard & Poor's and Moody's Investors Service have reaffirmed the company's investment-grade ratings. The moves follow Williams' announcement on Wednesday of its plan to strengthen its balance sheet and liquidity profile.

         Williams' ratings for its senior unsecured debt are:

          o    Fitch "BBB"

          o    Moody's "Baa2"

          o    Standard & Poor's "BBB"

         On Wednesday, Williams unveiled a plan to reduce 2002 capital expenditures by 25 percent, issue $1 billion in mandatory convertible preferred securities, sell $250 million to $750 million of non-core assets, and initiate action to eliminate the ratings triggers in the limited number of Williams financings that have them.

           In a news release issued Friday, Fitch said the agency "views these actions positively as they should improve WMB's credit fundamentals and access to liquidity in the more difficult and volatile capital market environment."

ABOUT WILLIAMS (NYSE: WMB)

Williams, through its subsidiaries, connects businesses to energy, delivering innovative, reliable products and services. Williams information is available at www.williams.com.

                                       ###

Portions of this document may constitute "forward-looking statements" as defined by federal law. Although the company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the "safe harbor" protections provided under the Private Securities Reform Act of 1995. Additional information about issues that could lead to material changes in performance is contained in the company's annual reports filed with the Securities and Exchange Commission.